Exhibit 99.1
N-able Announces Second Quarter 2023 Results

Exceeded $100 Million Quarterly Revenue Milestone with Q2 Revenue of $106.1 Million

Raised Full-Year 2023 Revenue Outlook to $419.5 - $421.0 Million

Raised Full-Year 2023 Adjusted EBITDA Outlook to $135.5 - $137.0 Million with Adjusted EBITDA Margin of 32% to 33%

TTM Dollar-Based Net Retention Rate of 105%, 109% on a Constant Currency Basis

BURLINGTON, Massachusetts - August 10, 2023 - N-able, Inc. (NYSE:NABL), a global software company helping IT services providers deliver remote monitoring and management, data protection as-a-service, and security solutions, today reported results for its second quarter ended June 30, 2023.

“Our strong second quarter highlights the power of our model, the differentiation of our offerings, and our relentless focus on empowering our MSPs,” said N-able president and CEO John Pagliuca. “The positive relationship we have with our partners allows us to innovate to meet their needs and ensures we are investing to give MSPs the tools and support to provide mission-critical IT services over the long term. By staying focused on creating value for our stakeholders, we are able to realize the potential of our business model.”

“Surpassing $100 million in revenue for the second quarter is a culmination of strategic investments we have made in R&D, brand-building, our customer success teams, and creating a purpose-driven culture focused on enabling our MSPs' businesses,” added N-able executive vice president and CFO Tim O’Brien. “As we enter the back half of the year, we are focused on operational excellence, disciplined cost management, and executing on initiatives that advance our strategy of efficiently delivering enterprise-grade technology to MSPs.”

Second quarter 2023 financial highlights:

•Total revenue of $106.1 million, representing approximately 16% year-over-year growth, or approximately 17% year-over-year growth on a constant currency basis.
•Subscription revenue of $103.4 million, representing approximately 16% year-over-year growth, or approximately 17% year-over-year growth on a constant currency basis.
•GAAP gross margin of 84.0% and non-GAAP gross margin of 84.8%.
•GAAP net income of $4.5 million, or $0.02 per diluted share, and non-GAAP net income of $16.3 million, or $0.09 per diluted share.
•Adjusted EBITDA of $34.9 million, up approximately 26% year-over-year, representing an adjusted EBITDA margin of 32.9%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.

Additional highlights for the second quarter of 2023 include:

•N-able introduced disaster recovery as a service (DRaaS) with the addition of Standby Image recovery in Microsoft Azure. This new feature delivers expanded continuity capabilities, helping MSPs and IT professionals provide a full range of recovery services—from fast, straightforward file-level restore to flexible, affordable disaster recovery, now including recovery in Microsoft Azure.
•N-able was recognized by Comparably, a leading workplace culture and corporate brand reputation platform, with a ‘Best Career Growth’ award for the second consecutive year.
•N-able strengthened its Diversity, Equality, and Belonging commitment by signing the CEO Action for Diversity and Inclusion Pledge. The CEO Action for Diversity & Inclusion was founded in 2017 and is the largest CEO-driven business commitment to advance diversity and inclusion in the workplace, with more than 2,400 CEOs pledging to create more inclusive cultures.

Balance Sheet

At June 30, 2023, total cash and cash equivalents were $109.2 million and total debt, net of debt issuance costs, was $336.0 million.

The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until N-able files its quarterly report on Form 10-Q for the period. Information about N-able's use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”

Financial Outlook

As of August 10, 2023, N-able is providing its financial outlook for the third quarter of 2023 and full-year 2023. The financial information below represents forward-looking non-GAAP financial information, including adjusted EBITDA. These non-GAAP financial measures exclude, among other items mentioned below, amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We have not reconciled our estimates of these non-GAAP financial measures to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, these excluded items in future periods. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these excluded items could be material to our results computed in accordance with GAAP in future periods. Our reported results provide reconciliations of non-GAAP financial measures to their nearest GAAP equivalents.

The financial outlook provided below reflects N-able's expectations, as of the date of this release, regarding the impact on its business of changing FX rates and current macroeconomic dynamics.

Financial Outlook for the Third Quarter of 2023

N-able management currently expects to achieve the following results for the third quarter of 2023:

•Total revenue in the range of $106.5 to $107.0 million, representing approximately 14% year-over-year growth, or approximately 12% to 13% growth on a constant currency basis.
•Adjusted EBITDA in the range of $34.5 to $35.0 million, representing approximately 32% to 33% of total revenue.

Financial Outlook for Full-Year 2023

N-able management currently expects to achieve the following results for the full-year 2023:

•Total revenue in the range of $419.5 to $421.0 million, representing approximately 13% year-over-year growth on both a reported and constant currency basis.
•Adjusted EBITDA in the range of $135.5 to $137.0 million, representing approximately 32% to 33% of total revenue.

Additional details on the company's outlook will be provided on the conference call.

Conference Call and Webcast

In conjunction with this announcement, N-able will host a conference call today to discuss its financial results, business and business outlook at 8:30 a.m. ET on August 10, 2023. A live webcast of the call will be available on the N-able Investor Relations website at http://investors.n-able.com. A replay of the webcast will be available on a temporary basis shortly after the event on the N-able Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year 2023 and the impact of macroeconomic conditions on our business. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be signified by terms such as “aim,” “anticipate,” “believe,” “continue,” “expect,” “feel,” “intend,” “estimate,” “seek,” “plan,” “may,” “can,” “could,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially and adversely different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) risks related to our spin-off from SolarWinds into a newly created and separately-traded public company, including that the spin-off could disrupt or adversely affect our business, results of operations and financial condition, that the spin-off may not achieve some or all of any anticipated benefits with respect to our business; that the distribution, together with certain related transactions, may not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, which could result in N-able incurring significant tax liabilities, and, in certain circumstances, requiring us to indemnify SolarWinds for material taxes and other related amounts pursuant to indemnification obligations under the tax matters agreement; (b) the possibility that a worsening of the global COVID-19 pandemic or a new pandemic or other public health crisis may adversely affect our business, results of operations and financial condition or that the impact of such occurrences could negatively affect the global economy or the business operations and financial conditions of our customers, their end customers and our prospective customers; (c) the impact of adverse economic conditions; (d) our ability to sell subscriptions to new managed service provider (“MSP”) partners, to sell additional solutions to our existing MSP partners and to increase the usage of our solutions by our existing MSP partners, as well as our ability to generate and maintain MSP partner loyalty; (e) any decline in our renewal or net retention rates; (f) the possibility that general economic conditions or uncertainty may cause information technology spending to be reduced or purchasing decisions to be delayed, including as a result of the COVID-19 pandemic, inflation, actions taken by central banks to counter inflation, rising interest rates, the impact of bank failures and related financial services industry uncertainty, war and political unrest, military conflict (including between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally, or that such factors may otherwise harm our business, financial condition or results of operations; (g) any inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates; (h) any inability to successfully identify, complete and integrate acquisitions and manage our growth effectively; (i) risks associated with our international operations including, but not limited to, regulatory, political, tax and labor conditions; (j) foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (k) risks that cyberattacks, including the cyberattack on SolarWinds’ Orion Software Platform and internal systems announced by SolarWinds in December 2020, or the Cyber Incident, and other security incidents may result in compromises or breaches of our, our MSP partners’, or their SME customers’ systems, the insertion of malicious code, malware, ransomware or other vulnerabilities into our, our MSP partners’, or their SME customers’ environments, the exploitation of vulnerabilities in our, our MSP partners’, or their SME customers’ security, the theft or misappropriation of our, our MSP partners’, or their SME customers’ proprietary and confidential information, and interference with our, our MSP partners’, or their SME customers’ operations, exposure to legal and other liabilities, higher MSP partner and employee attrition and the loss of key personnel, negative impacts to our sales, renewals and upgrades and reputational harm and other serious negative consequences, any or all of which could materially harm our business; (l) our status as a controlled company; (m) our ability to attract and retain qualified employees and key personnel as a standalone public company; (n) the timing and success of new product introductions and product upgrades by us or our competitors; (o) our ability to protect and defend our intellectual property and not infringe upon others’ intellectual property; (p) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our operations in order to support additional growth in our business; (q) our indebtedness, including increased borrowing costs resulting from rising interest rates, potential restrictions on our operations and the impact of events of default; (r) our ability to operate our business internationally and increase sales of our solutions to our MSP partners located outside of the United States; (s) increased costs associated with the loss of emerging growth company status; and (t) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in N-able’s Annual Report on Form 10-K for the year ended December 31, 2022, that N-able filed with the SEC on March 14, 2023. All information provided in this release is as of the date hereof and N-able undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

N-able also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, their most comparable GAAP measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income.

N-able's management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.

Non-GAAP Gross Margin, Non-GAAP Operating Income and Non-GAAP Operating Margin. We provide non-GAAP total cost of revenue, non-GAAP gross margin, non-GAAP operating expense and non-GAAP operating income and related non-GAAP gross and operating margins excluding such items as stock-based compensation expense and related employer-paid payroll taxes, amortization of acquired intangible assets, acquisition related costs, spin-off costs and restructuring costs and other. We define non-GAAP gross and operating margins as non-GAAP gross profit and operating income divided by total revenue. Management believes these measures are useful for the following reasons:

•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes associated with our employees’ participation in N-able's stock-based incentive compensation plans. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not necessarily correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Amortization of Acquired Technologies and Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased technologies and intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors because the amortization of acquired technologies and intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Acquisition Related Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude acquisition related costs allows investors to better review and understand the historical and current results of our continuing operations and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Spin-off Costs. We exclude certain expense items resulting from the spin-off into a newly created and separately traded public company. These costs include legal, accounting and advisory fees, system implementation costs and other incremental costs incurred by us related to the separation from SolarWinds. The spin-off transaction results in operating expenses that would not otherwise have been incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Restructuring Costs and Other. We provide non-GAAP information that excludes restructuring costs such as severance, certain employee relocation costs, and the estimated costs of exiting and terminating facility lease commitments, as they relate to our corporate restructuring and exit activities. These costs are inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.

Non-GAAP Net Income and Non-GAAP Net Income Per Diluted Share. We believe that the use of non-GAAP net income and non-GAAP net income per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income is calculated as net income excluding the adjustments to non-GAAP gross profit and non-GAAP operating income and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income per diluted share as non-GAAP net income divided by the weighted average outstanding common shares.

Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as they are measures we use to assess our operating performance. We define adjusted EBITDA as net income or loss, excluding amortization of acquired intangible assets and developed technology, depreciation expense, income tax expense, interest expense, net, unrealized foreign currency losses (gains), acquisition related costs, spin-off costs, stock-based compensation expense and related employer-paid payroll taxes and restructuring and other costs. We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our related party debt; adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for revenue contracts denominated in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of non-GAAP revenue to prior periods.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition-related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.

About N-able

N-able fuels IT services providers with powerful software solutions to monitor, manage, and secure their customers’ systems, data, and networks. Built on a scalable platform, we offer secure infrastructure and tools to simplify complex ecosystems, as well as resources to navigate evolving IT needs. We help partners excel at every stage of growth, protect their customers, and expand their offerings with an ever-increasing, flexible portfolio of integrations from leading technology providers. n-able.com

© 2023 N-able, Inc. All rights reserved.

Source: N-able, Inc.
Category: Financial
CONTACTS:

Investors:	Media:
Tim O'Brien ir@n-able.com	Kim Cecchini Phone: 202.391.5205 pr@n-able.com

N-able, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$109,190	$98,847
Accounts receivable, net of allowances of $1,259 and $1,330 as of June 30, 2023 and December 31, 2022, respectively	40,164	34,798
Income tax receivable	15,738	7,814
Prepaid and other current assets	18,545	12,697
Total current assets	183,637	154,156
Property and equipment, net	38,302	37,404
Operating lease right-of-use assets	29,561	31,752
Deferred taxes	1,566	795
Goodwill	831,666	828,795
Intangible assets, net	7,499	8,873
Other assets, net	20,810	17,082
Total assets	$1,113,041	$1,078,857
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$5,600	$3,544
Accrued liabilities and other	39,507	35,630
Current operating lease liabilities	5,816	5,771
Income taxes payable	7,657	1,629
Current portion of deferred revenue	11,543	11,740
Current debt obligation	3,500	3,500
Total current liabilities	73,623	61,814
Long-term liabilities:
Deferred revenue, net of current portion	171	387
Non-current deferred taxes	1,986	2,783
Non-current operating lease liabilities	30,690	33,110
Long-term debt, net of current portion	332,450	333,488
Other long-term liabilities	5,214	5,204
Total liabilities	444,134	436,786
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 550,000,000 shares authorized and 182,471,083 and 180,849,537 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	182	181
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	647,188	632,871
Accumulated other comprehensive loss	(3,345)	(7,815)
Retained earnings	24,882	16,834
Total stockholders' equity	668,907	642,071
Total liabilities and stockholders' equity	$1,113,041	$1,078,857

N-able, Inc.
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Subscription and other revenue	$106,080	$91,627	$205,898	$182,487
Cost of revenue:
Cost of revenue	16,559	13,624	32,312	26,905
Amortization of acquired technologies	463	545	919	1,527
Total cost of revenue	17,022	14,169	33,231	28,432
Gross profit	89,058	77,458	172,667	154,055
Operating expenses:
Sales and marketing	34,889	32,020	67,452	63,074
Research and development	20,234	15,241	39,044	30,626
General and administrative	18,091	18,440	35,439	36,069
Amortization of acquired intangibles	10	1,460	574	2,921
Total operating expenses	73,224	67,161	142,509	132,690
Operating income	15,834	10,297	30,158	21,365
Other expense:
Interest expense, net	(7,530)	(3,845)	(14,730)	(7,371)
Other income, net	1,004	175	1,992	1,234
Total other expense	(6,526)	(3,670)	(12,738)	(6,137)
Income before income taxes	9,308	6,627	17,420	15,228
Income tax expense	4,799	2,300	9,372	5,800
Net income	$4,509	$4,327	$8,048	$9,428
Net income per share:
Basic earnings per share	$0.02	$0.02	$0.04	$0.05
Diluted earnings per share	$0.02	$0.02	$0.04	$0.05
Weighted-average shares used to compute net income per share:
Shares used in computation of basic earnings per share:	182,249	180,034	181,843	179,948
Shares used in computation of diluted earnings per share:	185,643	180,504	184,732	180,675

N-able, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Cash flows from operating activities
Net income	$4,509	$4,327	$8,048	$9,428
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,146	5,895	10,813	12,233
Provision for (benefit from) doubtful accounts	20	(56)	(71)	(73)
Stock-based compensation expense	11,745	9,797	21,595	17,966
Deferred taxes	6	(135)	14	345
Amortization of debt issuance costs	398	416	792	814
Operating lease right-of-use assets, net	(402)	468	(512)	(424)
Loss (gain) on foreign currency exchange rates	530	228	555	(597)
Gain on contingent consideration	(567)	—	(327)	—
Other non-cash expenses	97	4	128	43
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(4,513)	(415)	(5,906)	(1,512)
Income tax receivable	(2,103)	(912)	(7,919)	(1,884)
Prepaid expenses and other assets	(3,633)	276	(5,814)	217
Accounts payable	1,142	1,204	872	(839)
Due to and from affiliates	—	(69)	—	(463)
Accrued liabilities and other	8,234	3,123	4,397	(1,822)
Income taxes payable	684	(1,398)	5,981	1,965
Deferred revenue	(924)	(315)	(415)	358
Other long-term assets	357	299	(918)	112
Other long-term liabilities	—	—	44	—
Net cash provided by operating activities	20,726	22,737	31,357	35,867
Cash flows from investing activities
Purchases of property and equipment	(3,565)	(2,723)	(6,969)	(5,427)
Purchases of intangible assets	(2,458)	(1,215)	(4,669)	(2,356)
Net cash used in investing activities	(6,023)	(3,938)	(11,638)	(7,783)
Cash flows from financing activities
Payments of tax withholding obligations related to restricted stock units	(2,402)	(990)	(8,240)	(5,543)
Exercise of stock options	5	11	26	27
Proceeds from issuance of common stock under employee stock purchase plan	—	—	771	568
Repayments of borrowings from Credit Agreement	(875)	(875)	(1,750)	(1,750)
Net cash used in financing activities	(3,272)	(1,854)	(9,193)	(6,698)
Effect of exchange rate changes on cash and cash equivalents	(321)	(766)	(183)	(1,504)
Net increase in cash and cash equivalents	11,110	16,179	10,343	19,882
Cash and cash equivalents
Beginning of period	98,080	70,439	98,847	66,736
End of period	$109,190	$86,618	$109,190	$86,618

Supplemental disclosure of cash flow information:
Cash paid for interest	$7,014	$3,126	$13,703	$6,183
Cash paid for income taxes	$5,225	$3,122	$9,890	$3,829

Supplemental disclosure of non-cash activities:
Change in purchases of property, equipment and leasehold improvements included in accounts payable and accrued expenses	$1,119	$(100)	$956	$(583)
Right-of-use assets obtained in exchange for operating lease liabilities	$483	$—	$483	$967

N-able, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share information)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

GAAP cost of revenue	$17,022	$14,169	$33,231	$28,432
Stock-based compensation expense and related employer-paid payroll taxes	(381)	(296)	(717)	(620)
Amortization of acquired technologies	(463)	(545)	(919)	(1,527)
Restructuring costs and other	(8)	(23)	(17)	(30)
Non-GAAP cost of revenue	$16,170	$13,305	$31,578	$26,255

GAAP gross profit	$89,058	$77,458	$172,667	$154,055
Stock-based compensation expense and related employer-paid payroll taxes	381	296	717	620
Amortization of acquired technologies	463	545	919	1,527
Restructuring costs and other	8	23	17	30
Non-GAAP gross profit	$89,910	$78,322	$174,320	$156,232

GAAP sales and marketing expense	$34,889	$32,020	$67,452	$63,074
Stock-based compensation expense and related employer-paid payroll taxes	(4,116)	(3,359)	(7,658)	(6,346)
Acquisition related costs	(24)	(14)	(24)	(14)
Restructuring costs and other	(24)	(2)	(24)	(2)
Non-GAAP sales and marketing expense	$30,725	$28,645	$59,746	$56,712

GAAP research and development expense	$20,234	$15,241	$39,044	$30,626
Stock-based compensation expense and related employer-paid payroll taxes	(2,405)	(1,684)	(4,395)	(3,231)
Acquisition related costs	(8)	(32)	(8)	(32)
Restructuring costs and other	(152)	(72)	(790)	(112)
Non-GAAP research and development expense	$17,669	$13,453	$33,851	$27,251

GAAP general and administrative expense	$18,091	$18,440	$35,439	$36,069
Stock-based compensation expense and related employer-paid payroll taxes	(5,132)	(4,635)	(9,880)	(8,561)
Acquisition related costs	310	(223)	41	(223)
Restructuring costs and other	(225)	(260)	(205)	(285)
Spin-off costs	(227)	(420)	(457)	(954)
Non-GAAP general and administrative expense	$12,817	$12,902	$24,938	$26,046

GAAP operating income	$15,834	$10,297	$30,158	$21,365
Amortization of acquired technologies	463	545	919	1,527
Amortization of acquired intangibles	10	1,460	574	2,921
Stock-based compensation expense and related employer-paid payroll taxes	12,034	9,974	22,650	18,758
Acquisition related costs	(278)	269	(9)	269
Restructuring costs and other	409	357	1,036	429
Spin-off costs	227	420	457	954
Non-GAAP operating income	$28,699	$23,322	$55,785	$46,223
GAAP operating margin	14.9%	11.2%	14.6%	11.7%
Non-GAAP operating margin	27.1%	25.5%	27.1%	25.3%

GAAP net income	$4,509	$4,327	$8,048	$9,428
Amortization of acquired technologies	463	545	919	1,527
Amortization of acquired intangibles	10	1,460	574	2,921
Stock-based compensation expense and related employer-paid payroll taxes	12,034	9,974	22,650	18,758
Acquisition related costs	(278)	269	(9)	269
Restructuring costs and other	409	357	1,036	429
Spin-off costs	227	420	457	954

Tax benefits associated with above adjustments (1)	(1,112)	(1,378)	(2,439)	(2,715)
Non-GAAP net income	$16,262	$15,974	$31,236	$31,571

GAAP diluted earnings per share	$0.02	$0.02	$0.04	$0.05
Non-GAAP diluted earnings per share	$0.09	$0.09	$0.17	$0.17

Shares used in computation of diluted earnings per share:	185,643	180,504	184,732	180,675
_________________
(1) The tax benefits associated with non-GAAP adjustments for the three and six months ended June 30, 2023, and 2022, respectively, is calculated utilizing the Company's individual statutory tax rates for each impacted subsidiary.

N-able, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income	$4,509	$4,327	$8,048	$9,428
Amortization	1,391	2,694	3,388	5,837
Depreciation	3,755	3,201	7,425	6,396
Income tax expense	4,799	2,300	9,372	5,800
Interest expense, net	7,530	3,845	14,730	7,371
Unrealized foreign currency losses (gains)	530	228	555	(597)
Acquisition related costs	(278)	269	(9)	269
Spin-off costs	227	420	457	954
Stock-based compensation expense and related employer-paid payroll taxes	12,034	9,974	22,650	18,758
Restructuring costs and other	409	357	1,036	429
Adjusted EBITDA	$34,906	$27,615	$67,652	$54,645
Adjusted EBITDA margin	32.9%	30.1%	32.9%	29.9%

N-able, Inc.
Reconciliation of GAAP Revenue to Non-GAAP Revenue on a Constant Currency Basis
(In thousands, except percentages)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	Growth Rate	2023	2022	Growth Rate

GAAP subscription revenue	$103,355	$89,369	15.6%	$200,797	$178,004	12.8%
Estimated foreign currency impact (1)	929	—	1.0	3,826	—	2.1
Non-GAAP subscription revenue on a constant currency basis	$104,284	$89,369	16.7%	$204,623	$178,004	15.0%

GAAP other revenue	$2,725	$2,258	20.7%	$5,101	$4,483	13.8%
Estimated foreign currency impact (1)	16	—	0.7	57	—	1.3
Non-GAAP other revenue on a constant currency basis	$2,741	$2,258	21.4%	$5,158	$4,483	15.1%

GAAP subscription and other revenue	$106,080	$91,627	15.8%	$205,898	$182,487	12.8%
Estimated foreign currency impact (1)	945	—	1.0	3,883	—	2.1
Non-GAAP subscription and other revenue on a constant currency basis	$107,025	$91,627	16.8%	$209,781	$182,487	15.0%
_________________
(1) The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and six months ended June 30, 2023.

N-able, Inc.
Reconciliation of Unlevered Free Cash Flow
(In thousands)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net cash provided by operating activities	$20,726	$22,737	$31,357	$35,867
Capital expenditures (1)	(6,023)	(3,938)	(11,638)	(7,783)
Free cash flow	14,703	18,799	19,719	28,084
Cash paid for interest, net of cash interest received	7,014	3,126	13,703	6,183
Cash paid for acquisition related costs, restructuring costs, spin-off costs, employer-paid payroll taxes on stock awards and other one-time items	1,895	3,144	4,052	4,319
Unlevered free cash flow	$23,612	$25,069	$37,474	$38,586
_________________
(1) Includes purchases of property and equipment and purchases of intangible assets.